             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                          FORM 8-K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934


        Date of Report (date of earliest event reported):
                       June 30, 1997




                     XEROX CORPORATION
   (Exact name of registrant as specified in its charter)



 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)


                   800 Long Ridge Road
                     P. O. Box 1600
            Stamford, Connecticut  06904-1600
    (Address of principal executive offices)(Zip Code)


    Registrant's telephone number, including area code:
                      (203) 968-3000


             This document consists of 2 pages.

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Item 5.   Other Events

Registrant announced on June 30, 1997 that it had completed acquisition of The Rank Group plc's ("Rank Group") remaining 20 percent financial interest in Rank Xerox Limited and related companies (collectively, "Rank Xerox") in a transaction that gives Registrant 100 percent ownership of the manufacturing and marketing organization for Europe and parts of Asia and Africa.

The transaction, approved on June 30, 1997 by Rank Group shareholders, is valued at Pounds Sterling 940 million, or approximately $1.5 billion. Registrant and Rank Group had announced a memorandum of understanding for the transaction on June 6, 1997.

Rank Xerox will be changing its name to Xerox Limited.

Under terms of the agreement, Registrant paid Rank Group Pounds Sterling 500 million at the closing on June 30, 1997. The balance will be paid in two installments: half within one year and the other half at the end of two years. An additional payment of up to Pounds Sterling 60 million could be made in 2000 based on achievement of significant Rank Xerox earnings growth targets by 1999.

Registrant believes that this is an excellent move for Registrant and its shareholders.

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                        SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.


                                     XEROX CORPORATION

                                     By: MARTIN S. WAGNER
                                         Assistant Secretary

Dated: July 2, 1997

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